UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 7, 2016
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2016, Flex Pharma, Inc. (the "Company") held its Annual Meeting of Stockholders at the offices of Cooley LLP, located at 500 Boylston Street, Boston, MA 02116 at 2:00 p.m. local time (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders voted on two proposals, each of which is described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2016. The following is a brief description of each matter voted upon, and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Each of the three nominees for Class I directors was elected to serve on the Company's Board of Directors (the "Board") until the Annual Meeting of Stockholders in 2019 or until his or her respective successor has been duly elected or qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Mr. Marc Kozin	11,893,261	1,393,133	847,995
Dr. Roderick MacKinnon	12,442,987	843,407	847,995
Ms. Michelle Stacy	12,492,626	793,768	847,995

The Company's stockholders ratified the selection by the Audit Committee of the Board of Ernst &Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,082,475	51,874	40	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: June 10, 2016
	By:	/s/ Robert Hadfield
Robert Hadfield
General Counsel and Secretary